Exhibit 1.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE CHILDREN’S INTERNET, INC.
WARRANT TO PURCHASE 128,040,988 SHARES OF
COMMON STOCK, PAR VALUE $0.001 PER SHARE

Void after April 30, 2008

This certifies that, for value received, receipt and sufficiency of which are hereby acknowledged, The Children’s Internet Holding Company, LLC, a Delaware limited liability company, or its registered assigns (the “Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from The Children’s Internet, Inc., a Nevada corporation (the “Company”), up to 128,040,988 shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Stock”), at an exercise price equal to $0.0625 per share (the exercise price in effect being herein called the “Exercise Price”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as described herein. The term “Warrant” as used herein shall mean this Warrant, any interest in this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m. Pacific Standard Time on April 30, 2008 (the “Expiration Date”).

2. Condition to Exercise. This Warrant shall only be exercisable by the Holder, in whole or in part, after the closing of the Definitive Stock Purchase Agreement dated as of October 19, 2007 by and among the Company, TCI Holding, Shadrack Films, Inc., a California corporation, and solely with respect to Section 7.1(k) thereof, Richard Lewis and Sholeh Hamedani (the “DSPA”).

3. Exercise of Warrant.

(a) Cash Exercise. This Warrant may be exercised in whole or in part by the Holder during the Exercise Period by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and (ii) the delivery of payment to the Company, for the account of the Company, by (A) cash, (B) wire transfer of immediately available funds to a bank account specified by the Company, (C) certified or bank cashier’s check, (D) the cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or (E) a combination of any of the above, of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise in lawful money of the United States of America.

(b) Delivery of Stock Certificates. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same, a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

4. Adjustment of Exercise Price and Warrant Shares. The number of Warrant Shares (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor are subject to adjustment upon the occurrence of the following events:

(a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Warrant Price and the Warrant Shares shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Company’s capital stock.

(b) Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the shares payable in securities of the Company then, and in each such case, the Holder, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Warrant Shares (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

(c) Adjustment for Capital Reorganization, Consolidation, Merger. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another company, or the sale of all or substantially all of the Company’s assets to another company shall be effected in such a way that holders of the Company’s capital stock will be entitled to receive stock, securities or assets with respect to or in exchange for the Company’s capital stock, and in each such case the Holder, upon the exercise of this Warrant, at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior to the consummation of such capital reorganization, consolidation, merger, or sale, all subject to further adjustment as provided in this Section 4; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in substitution of this Warrant, a new warrant of like tenor and amount.

7. Rights as Stockholder. The Holder shall not be entitled to vote or to receive dividends or be deemed the holder of Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of Stock, reclassification of Stock, change of par value, or change of Stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

8. Compliance with Securities Laws.

(a) Restrictions on Transferability. The Holder agrees not to make any disposition of all or any portion of the Warrant or the Warrant Shares (the “Securities”) (other than the valid exercise or conversion thereof in accordance with their respective terms) unless and until there is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement.

(b) Restrictive Legends. This Warrant and all certificates presenting the Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT.

The Company need not register a transfer of legended Securities and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in the foregoing legends are satisfied.

(c) Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to subsection 8(b) and any transfer restrictions set forth in this Section 8 shall terminate as to any particular Warrant Shares when (i) such Warrant Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or (ii) the Company shall have received from the Holder an opinion of counsel in the form and substance reasonably acceptable to the Company that such legend is not required in order to ensure compliance with the Securities Act. Whenever the transfer restrictions imposed in this Section 8 shall terminate, the Holder or subsequent transferee, as the case may be, shall be entitled to receive from the Company without cost to such Holder or transferee a certificate for the Warrant Shares without such restrictive legend.

9. Notices.

(a) In case:

(i) the Company shall take a record of the holders of its Stock (or other Stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of Stock of any class or any other securities, or to receive any other right;

(ii) of any capital reorganization of the Company, any reclassification of the capital Stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation;

(iii) of any voluntary dissolution, liquidation or winding-up of the Company; or

(iv) of any redemption or conversion of all outstanding Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Stock (or such Stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Stock (or such other Stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten days prior to the date therein specified.

(b) All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or United States mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to a Holder, at the address that such Holder on the Warrant Register or (ii) if to the Company, at its address set forth on the signature page hereto, or at such other address as the Company shall have furnished to the Holder in writing.

10. Acknowledgment, Representations and Warranties of Holder. This Warrant has been entered into by the Company in reliance upon the representations and covenants of the Holder. Holder understands and acknowledges that neither this Warrant nor the Warrant Shares (collectively, the “Securities”) have been registered under the Securities Act, or any state securities laws. As a condition to the issuance of this Warrant and to its exercise, the Holder hereby represents and warrants to the Company that:

(a) This Warrant has been acquired by the Holder for investment and not with a view to the sale or other distribution thereof within the meaning of the Securities Act, and the Holder has no present intention of selling or otherwise disposing of all or any portion of the Warrant. The Holder has acquired the Warrant for the Holder’s own account only.

(b) At the time of exercise of this Warrant, if the Warrant Shares shall not then be subject of an effective registration statement under the Securities Act, the securities acquired by the Holder upon exercise hereof are for the account of the Holder or are being acquired for its own account for investment and are not acquired with view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at such time) of offering and distributing such securities (or any portion thereof), except in compliance with applicable federal and state securities laws.

(c) The Holder is capable of evaluating the merits and risks of any investment in the Securities, is financially capable of bearing a total loss of this investment and has either (i) a preexisting personal or business relationship with the Company or its principals or (ii) by reason of the Holder’s business or financial experience, has the capacity to protect his or its own interest in connection with this investment.

(d) The Holder has had access to all information regarding the Company, its present and prospective business, assets, liabilities and financial condition that the Holder considers important to making the decision to acquire the Securities and has had ample opportunity to ask questions of and receive answers from the Company’s representatives concerning an investment in the Securities and to obtain any and all documents requested in order to supplement or verify any of the information supplied.

(e) The Holder understands that the Securities shall be deemed restricted securities under the Act and may not be resold unless they are registered under the Act and qualified under any applicable state securities law, or in the opinion of counsel to the Holder in form and substance satisfactory to the Company, an exemption from such registration and qualification is available.

(f) The Holder is familiar with Rule 144 promulgated under the Act, which rule provides, in substance, that (i) after one year from the date restricted securities have been purchased and fully paid for, a holder may transfer restricted securities provided certain conditions are met, e.g., certain public information is available about the Company and specific limitations on the amount of shares which can be sold within certain periods and the manner in which such shares must be sold are complied with, and (ii) after two years have expired from the date the Securities have been purchased and fully paid for, holders who are not “affiliates” of the Company may sell restricted securities without satisfying such conditions.

(g) The Holder further understands that if the requirements of Rule 144 are not met, registration under the Act, compliance with Regulation A, or some other registration exemption will be required for any disposition of the Securities; and that, although Rule 144 is not exclusive, the Securities and Exchange Commission (the “SEC”) has expressed its opinion that persons proposing to sell restricted securities other than in a registered offering or other than pursuant to Rule 144, Regulation A or some other registration exemption will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and such persons and the brokers who participate in the transactions do so at their own risk.

(h) The Holder understands that the Securities are not currently being registered under the Securities Act by reason of, among other things, reliance upon certain exemptions therefrom, and that the reliance of the Company on such exemptions is predicated upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.

(i) The Holder is an “accredited investor” as defined in Regulation D under the Act.

11. Miscellaneous.

(a) Governing Law. This Warrant shall be governed by and construed in accordance with California law, without regard to the conflict of laws provisions thereof.

(b) Enforcement Costs. In the event of a dispute with regard to the interpretation of this Warrant, the prevailing party may collect the cost of attorney’s fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party’s right hereunder.

(c) Extension of Expiration Date. This Warrant shall be exercisable as provided herein, except that in the event that the Expiration Date of this Warrant shall fall on a Saturday, Sunday and or United States federally recognized Holiday, the Expiration Date for this Warrant shall be extended to 5:00 p.m. Pacific Standard Time on the business day following such Saturday, Sunday or recognized Holiday.

(d)  Change; Waiver. Any of the terms or conditions of this Warrant may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

(e) Amendment. The provisions of this Warrant may be amended or modified (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), at any time by agreement of the parties. Any such agreement hereafter made shall be ineffective to modify this Warrant in any respect unless in writing and signed by the parties against whom enforcement of the modification or discharge is sought.

(f) Headings. All headings used herein are used for convenience only and shall not be used to continue or interpret this Warrant. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

(g)  Integration. This Warrant constitutes the entire agreement between the Company and the Holder with respect to the subject matter hereof. Any previous agreement between the Company and the Holder with respect to the subject matter hereof is superseded by this Warrant. Subject to the exceptions specifically set forth in this Warrant, the terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective heirs, successors, administrators, executors and assigns of the parties hereto.

(h)  Counterparts. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i)  Severability. If any provision of this Warrant is adjudicated by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Warrant which can be given full force and effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

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IN WITNESS WHEREOF, the parties have executed this Warrant as of the date stated below.

Dated: December 6, 2007

THE CHILDREN’S INTERNET, INC., a Nevada corporation

	By:	/s/ Richard J. Lewis

Name: Richard J. Lewis

Title: Acting CEO

Address: 110 Ryan Industrial Ct.
Suite 9
San Ramon, CA 94583

THE CHILDREN’S INTERNET HOLDING COMPANY, LLC, a Delaware Limited Liability Company

By:	/s/ Richard J. Lewis

Name: Richard Lewis

Title: Manager

Address: 9701 Fair Oaks Blvd.
Suite 201
Fair Oaks, California 95628

NOTICE OF EXERCISE

To: The Children’s Internet, Inc.

(1) The undersigned hereby elects to purchase _________ shares of Stock of The Children’s Internet, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

(3) Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Stock set forth below and does irrevocably relinquish all rights thereunder:

Name of Assignee	Address	No. of Shares

(Name)